SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------

                                    FORM S-8
                          Registration Statement Under
                           The Securities Act of 1933

                                   ----------

                            HEALTHSOUTH Corporation
             (Exact Name of Registrant as Specified in its Charter)

                                   ----------

          Delaware                                 63-0860407
(State or Other Jurisdiction             (I.R.S. Employer Identification Number)
 of Incorporation or Organization)

               One HealthSouth Parkway, Birmingham, Alabama 35243
               (Address of Principal Executive Offices) (Zip Code)



               HEALTH IMAGES, INC. NON-QUALIFIED STOCK OPTION PLAN
            AMENDED AND RESTATED EMPLOYEE INCENTIVE STOCK OPTION PLAN
               HEALTH IMAGES, INC. 1995 FORMULA STOCK OPTION PLAN
                    1996 EMPLOYEE INCENTIVE STOCK OPTION PLAN
                           (Full Titles of the Plans)

        RICHARD M. SCRUSHY                                      Copy to:
       Chairman of the Board
    and Chief Executive Officer                          WILLIAM W. HORTON, ESQ.
      HEALTHSOUTH Corporation                  Senior Vice President and Corporate Counsel
      One HealthSouth Parkway                             HEALTHSOUTH Corporation
     Birmingham, Alabama 35243                            One HealthSouth Parkway
(Name and address of agent for Service)                  Birmingham, Alabama 35243
         (205) 967-7116                                      (205) 967-7116
(Telephone number, including area code, of
agent for service)


        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE


===============================================================================================================
Title of                                       Proposed Maximum           Proposed Maximum         Amount of
Securities                Amount to be          Offering Price           Aggregate Offering       Registration
to be Registered         Registered (1)          per Share (2)                Price (2)              Fee (2)
---------------------------------------------------------------------------------------------------------------

Common Stock, Par
Value $.01 Per Share      943,188 shares             N/A                  $9,386,625.70             $2,844.44

===============================================================================================================

(1) The amount being registered represents authorized and unissued shares reserved for issuance upon the exercise of of options issued under the Plans and outstanding as of March 3, 1997, adjusted to give effect to a two-for-one split of the Common Stock of HEALTHSOUTH Corporation effected March 17, 1997.
(2) In accordance with Rule 457(h) promulgated under the Securities Act of 1993, the maximum aggregate offering price and the registration fee are based on the aggregate exercise price of options outstanding under the Plans, which individual exercise prices range from $5.61 to $15.13 per share, after giving effect to the stock split described in footnote 1, above.

                                    PART II
                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Registration Statement, and specifically made a part hereof, the following documents heretofore filed by HEALTHSOUTH Corporation (the "Company" or "HEALTHSOUTH") with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

               1. The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1996.
               2. The Company's Current Report on Form 8-K filed February 19, 1997 (relating to the merger with Horizon/CMS Healthcare Corporation).
               3. The Company's Current Report on Form 8-K filed March 13, 1997 (relating to the consummation of the acquisition of Health Images, Inc.).
               4. The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A filed August 26, 1989.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.        DESCRIPTION OF SECURITIES.

        Not applicable.


ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. Article Nine of the HEALTHSOUTH Restated Certificate of Incorporation filed in the Office of the Secretary of the State of Delaware on March 13, 1997, contains a provision eliminating or limiting director liability to HEALTHSOUTH and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to HEALTHSOUTH or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of HEALTHSOUTH protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of HEALTHSOUTH or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

   Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Article Nine of the HEALTHSOUTH Restated Certificate of Incorporation and Article IX of the HEALTHSOUTH Bylaws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of HEALTHSOUTH who, by reason of the fact that he or she is a director, officer, employee, or agent of HEALTHSOUTH, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

   HEALTHSOUTH has entered into agreements with all of its directors and its executive officers pursuant to which HEALTHSOUTH has agreed to indemnify such directors and executive officers against liability incurred by them by reason of their services as a director or executive officer to the fullest extent allowable under applicable law.



ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.        EXHIBITS

     Exhibits (numbered in accordance with Item 601 of Regulation S-K)

     Exhibit No.                             Exhibit
    -----------                             -------
         4(a) Form of Health Images, Inc. Non-Qualified Stock Option Plan, filed as Exhibit 10(d)(i) to Health Images, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, is hereby incorporated herein by reference.

         4(b) Form of Amended and Restated Employee Incentive Stock Option Plan, as amended, of Health Images, Inc., filed as Exhibits 10(c)(i), 10(c)(ii), 10(c)(iii) and 10(c)(iv) to Health Images, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, is hereby incorporated herein by reference.

         4(c) Form of Health Images, Inc. 1995 Formula Stock Option Plan, filed as Exhibit 10(d)(iv) to Health Images, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, is hereby incorporated herein by reference.

         4(d) Form of 1996 Employee Incentive Stock Option Plan of Health Images, Inc.

         5                  Opinion of Haskell Slaughter & Young, L.L.C.

         23                 Consent of Ernst & Young L.L.P.

         24                 Powers of Attorney (See Signature Page).



ITEM 9.        UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

               1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on April 2, 1997.

                                                    HEALTHSOUTH Corporation

                                                    By /s/ RICHARD M. SCRUSHY
                                                     ------------------------
                                                       Richard M. Scrushy
                                                      Chairman of the Board
                                                     and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Richard M. Scrushy and Aaron Beam, Jr., and each of them, his attorney-in-fact, with power of substitution for him or her in any and all capacities, to sign any amendments, supplements or other instruments he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         Signature                       Capacity                      Date
         ---------                       --------                      ----


/s/ RICHARD M. SCRUSHY             Chairman of the Board           April 2, 1997
-------------------------        and Chief Executive Officer
   (Richard M. Scrushy)                 and Director

/s/ AARON BEAM, JR.              Executive Vice President and      April 2, 1997
-------------------------           Chief Financial Officer
   (Aaron Beam, Jr.)             (Principal Financial Officer)

/s/ WILLIAM T. OWENS         Senior Vice President and Controller  April 2, 1997
-------------------------       (Principal Accounting Officer)
   (William T. Owens)

/s/ RICHARD F. CELESTE                    Director                 April 2, 1997
-------------------------
   (Richard F. Celeste)

/s/ JOHN S. CHAMBERLIN                    Director                 April 2, 1997
-------------------------
   (John S. Chamberlin)

/s/ C. SAGE GIVENS                        Director                 April 2, 1997
-------------------------
   (C. Sage Givens)

/s/ CHARLES W. NEWHALL III                Director                 April 2, 1997
--------------------------
   (Charles W. Newhall III)

/s/ GEORGE H. STRONG                      Director                 April 2, 1997
--------------------------
   (George H. Strong

/s/ PHILLIP C. WATKINS                    Director                 April 2, 1997
--------------------------
   (Phillip C. Watkins)

/s/ JAMES P. BENNETT                      Director                 April 2, 1997
--------------------------
   (James P. Bennett)

/s/ LARRY R. HOUSE                        Director                 April 2, 1997
--------------------------
   (Larry R. House)

/s/ ANTHONEY J. TANNER                    Director                 April 2, 1997
--------------------------
   (Anthoney J. Tanner)

/s/ P. DARYL BROWN                        Director                 April 2, 1997
--------------------------
   (P. Daryl Brown)

/s/ JOEL C. GORDON                        Director                 April 2, 1997
--------------------------
   (Joel C. Gordon)

/s/ RAYMOND J. DUNN, III                  Director                 April 2, 1997
--------------------------
   (Raymond J. Dunn, III)